UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF

1933

China Expert Technology, Inc.

(Exact name of registrant as specified in its charter)

Nevada	8742	98-0348086
(State or Other Jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Room 2611-13, Great Eagle Center		Incorp Services Inc.
23 Harbour Road		P.O. Box 94438
Wanchai, Hong Kong		Las Vegas, NV 89120-3481
(852) 2802 1555		(702) 866-2500
(Address and telephone number of Principal Executive Offices and Principal Place of Business)		(Name, address and telephone number of agent for service)

Copies to:
Gary S. Joiner, Esq.
Frascona, Joiner, Goodman and Greenstein
4750 Table Mesa Drive,
Boulder, Colorado 80305
Telephone: (303) 494-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [  ]

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

Common Stock, par value $0.001 per share	4,063,750 shares (1)	$6.17 (2)	$25,073,338 (1)	$769.75

Common Stock underlying selling shareholder warrants	6,379,400 shares (3)	$6.17 (4)	$39,360,898 (4)	$1,208.38

TOTAL	10,443,150 shares	$6.17	$64,434,236	$1,978.13

(1) Includes shares held by the selling shareholders named herein which were previously issued upon conversion of convertible debentures issued by us pursuant to a private placement in October, 2005, as well as shares previously issued in payment of interest and liquidated damages on outstanding convertible debentures and shares previously issued upon exercise of outstanding warrants.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based upon the average of the bid and asked prices of our common stock on May 16, 2007.

(3) Includes shares issuable upon exercise of outstanding warrants held by the selling security holders, which warrants were issued either as compensation for services or in conjunction with the October, 2005, private placement.

(4) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(g) at the higher of the price at which the warrants may be exercised or the average of the high and low prices of our common stock reported in the consolidated reporting system on May 25, 2007.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Subject to Completion, Dated May __, 2007

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

 10,443,150 Shares

CHINA EXPERT TECHNOLOGY, INC.

We are registering 10,443,150 shares of our common stock on behalf of the selling shareholders identified under the heading "Selling Shareholders" in this prospectus.

We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from the resale of our common stock pursuant to this offering. We have received proceeds from the sale of convertible debentures under the private placement in October 2005 as described in this prospectus. We may also receive proceeds from the exercise of certain warrants held by some of the selling shareholders, of which the underlying shares are also being registered hereby, if the selling shareholders exercise those warrants through a cash exercise.

Our common stock is traded on the Over-the Counter Bulletin Board under the symbol "CXTI." On May 16, 2007, the last sale price of our common stock was $6.74 per share.

Investing in our common stock involves a high degree of risk. We urge you to carefully read the information included or incorporated by reference in this prospectus and any prospectus supplement for a discussion of factors you should consider before deciding to invest in any securities offered by this prospectus. See "Risk Factors," beginning on page 8 of this prospectus.

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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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The date of this Prospectus is __________, 2007

Table of Contents

The following table of contents has been designed to help you find important information contained in this prospectus.  You should, however, read the entire prospectus carefully.

PROSPECTUS

INFORMATION CONTAINED IN THIS PROSPECTUS

PROSPECTUS SUMMARY

THE OFFERING

RISK FACTORS

USE OF PROCEEDS

SELLING STOCKHOLDERS

PLAN OF DISTRIBUTION

DESCRIPTION OF SECURITIES TO BE REGISTERED

EXPERTS

LEGAL MATTERS

INCORPORATION OF CERTAIN ITEMS BY REFERENCE

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

INDEMNIFICATION OF OFFICERS AND DIRECTORS

EXHIBITS

UNDERTAKINGS

SIGNATURES

INFORMATION CONTAINED IN THIS PROSPECTUS

You should rely only on the information provided or incorporated by reference in this prospectus or any prospectus supplement. Neither we nor the Selling Stockholders have authorized anyone to provide you with additional or different information. The Selling Stockholders are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus and any prospectus supplement is accurate only as of the date on the front of the document and that information incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date of the document incorporated by reference. In this prospectus and any prospectus supplement, unless otherwise indicated, “CXTI,” “the Company,” “we,” “us” and “our” refer to China Expert Technology, Inc. and its subsidiaries, and do not refer to the Selling Stockholders.

FORWARD-LOOKING STATEMENTS

Risks Associated With Forward-Looking Statements

This Prospectus contains certain forward-looking statements regarding management’s plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance. Any statement in this prospectus and in the documents incorporated by reference into this prospectus that is not a statement of an historical fact constitutes a “forward-looking statement”. Further, when we use the words “may”, “expect”, “anticipate”, “plan”, “believe”, “seek”, “estimate”, “internal”, and similar words, we intend to identify statements and expressions that may be forward- looking statements. The forward-looking statements and associated risks set forth in this Prospectus include or relate to, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this Prospectus generally. Such forward-looking statements are based on many assumptions including, but not limited to, the assumptions that there will be no material adverse competitive or technological change in conditions in our business, that demand for our products will significantly increase, that our President and Chief Executive Officer will remain employed as such, that our forecasts accurately anticipate market demand, and that there will be no material adverse change in our operations or business or in governmental regulations affecting us. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

PROSPECTUS SUMMARY

The following is only a summary of the information, financial statements and the notes included in this Prospectus. You should read the entire Prospectus carefully, including “Risk Factors” and our Financial Statements and the notes to the Financial Statements before making any investment decision.

About Our Company

We are engaged in the business of providing large-scale e-government infrastructure construction and consulting services for community and municipal governments in China. Our services include enterprise information platform construction, public LAN construction, software development, website planning and development, workflow management and computer hosting services.   Our services are provided through our wholly-owned subsidiary, China Expert Network Company Limited, and through Expert Network (Shenzhen) Co. Ltd. which is a wholly-owned subsidiary of China Expert Network Company Limited.

Since its establishment in 1999, Expert Network (Shenzhen) Co Ltd., has obtained 23 contracts with 12 city or county governments in the Fujian province of China for the provision of large-scale e-government infrastructure construction, consulting, training and maintenance services, 1 contract with a city government in Zhejiang province for the design and planning of an e-government system, 1 contract with a city government in Shaanxi province and 1 contract with a city government in Guangxi province for the provision of large-scale e-government infrastructure construction.

During the fiscal years ended December 31, 2006, 2005 and 2004, we had revenues of $66,059,245, $35,568,606 and $26,831,135, respectively, and we earned net income of $7,844,214, $6,503,319 and $4,826,841, respectively.  For the three months ended March 31, 2007 and 2006, we had revenue of $13,238,886 and $15,108,179 respectively, and we earned net income of $4,522,933 and $1,450,114 respectively.  At December 31, 2006, we had total assets of $67,712,601 and at March 31, 2007, we had total assets of $71,450,854.

We are a Nevada corporation.   Our principal office is located at Room 2611-13, Great Eagle Centre, 23 Harbour Road, Wanchai, Hong Kong. The telephone number is 852-2802-1555, and our website is http://tech.chinaexpertnet.com.

We became a public company in February 2004, through a reverse merger between Leopard Capital, Inc., a Nevada corporation, and China Expert Network Company, a Hong Kong corporation, as a result of which China Expert Network Company became a wholly-owned subsidiary of Leopard Capital, Inc.  In April, 2004, subsequent to the reverse merger, Leopard Capital, Inc., changed its name to China Expert Technology, Inc.

THE OFFERING

Common Stock Currently Outstanding	32,652,316
Shares Being Offered for Resale	10,443,150 (1)
Common Stock Outstanding After this Offering	39,031,716 (2)
Total Proceeds Raised by Offering

We will not receive any proceeds from the resale of our common stock pursuant to this prospectus.  We did receive $6,000,000 in gross proceeds from the selling stockholders in a private placement transaction completed in October 2005.  We will also receive additional proceeds upon the exercise of the warrants to the extent such warrants are exercised for cash.

Use of Proceeds	Any proceeds we may receive from the exercise of the warrants will be used for general corporate purposes.
Trading	Our common stock is traded on the Over the Counter Bulletin Board under the symbol CXTI.OB.
Risk Factors	See “Risk Factors” beginning on page 8 of this prospectus for a discussion of factors you should carefully consider before investing in our common stock.

(1)

Includes 4,063,750 currently outstanding shares which are being offered for resale by the selling stockholders named herein, and 6,379,400 shares issuable upon exercise of warrants held by the selling stockholders named herein.

(2)

Assumes that all warrants held by the selling stockholders have been exercised in full for cash.

RISK FACTORS

We are subject to various risks that may materially harm our business, financial condition and results of operations.  You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock.  If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed, which in turn could adversely affect the market price of our common stock..

Risk Related To Our Business

OUR SUCCESS WILL DEPEND ON PUBLIC ACCEPTANCE OF E-GOVERNMENT SERVICES IN CHINA, AND THE LACK OF PUBLIC ACCEPTANCE OR CHANGES IN CENTRAL GOVERNMENT’S POLICY TOWARDS E-GOVERNMENT SERVICES COULD RESULT IN OUR FAILURE TO OBTAIN NEW E-GOVERNMENT CONTRACTS FROM EXISTING CITIES IN FUJIAN PROVINCE OR TO EXPAND TO CITIES OUTSIDE FUJIAN, WHICH MAY FORCE US TO CURTAIL OR CEASE BUSINESS OPERATION

Our current customers are mainly municipality governments in China, for which we provide large-scale e-government construction and maintenance, as well as information technology training for city officials.  Contracts with the municipality governments account for substantially all of our revenues.  We cannot be certain that a viable e-government market for these information technology and training services will be sustainable in the future.  If this market is not sustained in China and we are unable to refocus our services on the private sector market or other in-demand technologies, our growth would be negatively affected. On the other hand, although the Chinese Premier, Mr. Wen Jiabao pledged transparency for Government affairs through the implementation of e-government technology solutions in China at the 10th National People’s Congress Held on March 5, 2005 and, again called for a more rapid deployment of e-government systems to improve efficiency and services for the general public in his speech at the national e-government meeting held on June 12, 2006, which caused the recently increased focus on and funding for technology initiatives in the municipality governments in China, we cannot be certain that these initiatives will continue in the future. As such, uncertainties in the viability of e-government market, lack of public acceptance in e-government services, or changes in the Central governments policy toward e-government development could result in a change of focus or reductions in funding from the municipality governments for technology initiatives, which may cause our failure to obtain new e-government contracts from existing cities within Fujian province or to expand our business to cities outside Fujian province.  If there is a limitation in the growth or expansion of our e-government market in China, our revenues will be adversely affected and we may be forced to curtail or cease our business operations.

OUR CUSTOMERS ARE CITY GOVERNMENTS IN CHINA, AND SOME OF THESE CUSTOMERS MAY BE ABLE TO CANCEL, REDUCE OR DELAY THEIR ORDERS WITHOUT PENALTIES, WHICH WOULD ADVERSELY AFFECT OUR REVENUE

Generally, in some of our e-government contracts such as Jinjiang (3rd Phase), Dehua (1st, 2nd and 4th Phases), Huian, Licheng City, Shishi City and Nanan (1st and 2nd Phases), our customers may cancel, reduce or delay orders and commitments in their sole discretion and in certain circumstances without penalty, except in the event that such cancellation, reduction or delay orders are caused by the city governments’ default. If significant or numerous cancel, reduce or delay orders occur, our operating results could be materially and adversely affected as we rely almost 100% on the e-government contracts with the various city governments as our revenue. If significant or numerous cancellation or reduction of order from city governments occur continuously in the future, our revenues will significantly decrease and this may force us to curtail or cease our business operations.

WE MAY NOT BE ABLE TO MAINTAIN OUR TECHNOLOGICAL EXPERTISE AND ADVANCEMENT, WHICH WOULD MAKE US LESS COMPETITIVE AND WOULD ADVERSELY AFFECT OUR BUSINESS GROWTH

The technology for e-government construction that we provide is different from the other e-government service providers. We provide a fully integrated single platform system which runs on an intranet which connects the various departments within a city government, while the other service providers connect the different systems currently being run by the various departments. However, the markets for our e-government system construction services are characterized by rapidly changing technology and evolving process development. The continued success of our business will depend upon our ability to:

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develop cutting edge technology for e-government system construction which is different from the other service providers;

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successfully anticipate or respond to technological changes in e-government processes on a cost-effective and timely basis; and

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develop and market our e-government services which meet changing customers’ needs;

We cannot be certain that we will develop cutting edge technology for e-government system construction, or that the technology that we developed can meet our customers’ needs in the future. Also, the emergence of new technologies, industry standards or customer requirements may render our e-government construction technology or processes obsolete or noncompetitive. Our failure to anticipate and adapt to our customers’ changing technological needs and requirements will harm our ability to attract new customers within the Fujian province or expand our business to cities outside Fujian province.  Our inability to maintain and expand our customer base could force us to curtail or cease our business operations.

WE HAVE AN UNPROVEN BUSINESS MODEL AND A SHORT OPERATING HISTORY, WHICH MAKES IT DIFFICULT TO EVALUATE OUR CURRENT BUSINESS AND FUTURE PROSPECTS. IF OUR ESTIMATION OF BUSINESS PROSPECTS AND RISKS IN THE CURRENT CHINA MARKET ARE WRONG, WE MAY ENCOUNTER DIFFICULTIES IN OBTAINING NEW CONTRACTS AND MAINTAINING OUR BUSINESS GROWTH, HENCE CAUSING CESSATION OF OUR BUSINESS OPERATION

We started our current business in China in 2003. We have only a limited operating history in China upon which to base an evaluation of our current business and future prospects and we have yet to receive widespread acceptance of our services because the e-government technology that we are providing to our customers is different from the technology offered by other service providers. Our limited operating history and the overall economic and political environment in China make an evaluation of our business and prospects very difficult. We encounter certain risks and difficulties including, but are not limited to, the following:

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our new and unproven business model and technology;

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the difficulties we face in managing rapid growth in personnel and operations;

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the response by our customers, which are city governments, and strategic partners to our products and services;

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the timing and success of new product and service introductions and new technologies by our competitors; and,

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our ability to build awareness and receive recognition in the information technology market in China.

We may not be able to successfully address any of these risks.  Failure to adequately do so could seriously impair our ability to operate, cause our revenues to decline and force us to curtail or cease our business operations.

THE OVERALL ECONOMIC, POLITICAL AND SOCIAL CONDITIONS IN CHINA, AS WELL AS GOVERNMENT POLICIES COULD ADVERSELY AFFECT THE GROWTH OF OUR BUSINESS

All of our business, assets and operations are located in China. The economy of China differs from the economies of most developed countries in many respects, including in the areas of government involvement; level of development; growth rate; control of foreign exchange; and allocation of resources.

The economy of China has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the government continues to play a significant role in regulating industry by imposing industrial policies. It also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. As such, the Chinese government’s policies towards economic growth, political stability and allocation of resources would highly affect the environment for our business operation.

In the event the overall economic, political and/or social conditions in China deteriorate, the resources that the government can be devoted to technology development e.g. e-government projects’ development may be reduced and the environment for our business expansion will be adversely affected.

THE CHINESE LEGAL SYSTEM IS NOT FULLY DEVELOPED AND HAS INHERENT UNCERTAINTIES THAT COULD LIMIT THE LEGAL PROTECTIONS AVAILABLE TO YOU

The Chinese legal system is a system based on written statutes and their interpretation by the Supreme People’s Court. Prior court decisions may be cited for reference but have limited precedential value. Since 1979, the Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. Two examples are the promulgation of the Contract Law of China to unify the various economic contract laws into a single code, which went into effect on October 1, 1999, and the Securities Law of China, which went into effect on July 1, 1999.  However, because these laws and regulations are relatively new, and because of the limited volume of published cases and their non-binding nature, interpretation and enforcement of these laws and regulations involve uncertainties. In addition, as the Chinese legal system develops, changes in such laws and regulations, their interpretation or their enforcement may adversely affect us and force us to curtail and/or cease our business operation.

THE COMPANY RELIES ON ONLY A FEW MAJOR CUSTOMERS WHICH ACCOUNT FOR SUBSTANTIALLY ALL OF OUR REVENUE.

Currently, the major customers of the Company are the city governments of different cities within Fujian province of China, which accounted for all 100% of the Company’s revenue. Up to the present date, among the 82 cities within the Fujian province, the Company has obtained e-government contracts from the city governments of 12 cities.

As the Company’s e-governments projects are targeted mainly to the various city governments in different provinces in China and the services to be provided are designed to cope with the needs, requirements and conditions of the administrative approval systems of the various city governments, they may not be applicable to private enterprises. If the Company cannot source new e-government contracts from other cities within the Fujian province, or expand its e-government business to other provinces outside Fujian province, then the Company revenue will decline and force us to curtail or cease our business operation.

OUR OPERATIONS AND MANAGEMENT ARE LOCATED OUTSIDE THE U.S. IT MAY BE DIFFICULT TO SERVE US WITH LEGAL PROCESS OR ENFORCE JUDGMENTS AGAINST OUR MANAGEMENT OR US

All or substantial portion of our business operations and assets are located in China. In addition, our directors and officers are non-resident of the United States and all or substantial portions of the assets of such non-residents are located outside the United States. As a result, it may not be possible to effect services of process within the United States upon such persons. Moreover, there is doubt as to whether the courts of China would enforce:

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judgments of United States courts against us, our directors or our officers based on the civil liability provisions of the securities laws of the United States or any state: or

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in original actions brought in China, liabilities against non-residents or us based upon the securities laws if the United States or any state.

THE RIGHT OF FIRST REFUSAL GRANTED TO CERTAIN OF THE SELLING SHAREHOLDERS IS LIKELY TO DISCOURAGE OTHER PRIVATE INVESTORS FROM CONSIDERING AN INVESTMENT IN THE COMPANY AND MAY ALLOW THE SELLING SHAREHOLDERS TO BLOCK SUBSEQUENT OUTSIDE INVESTMENTS IN THE COMPANY WHICH MAY RESULT IN SHORTAGES OF CAPITAL FOR THE COMPANY

Pursuant to the Securities Purchase Agreement, the right of refusal grants to the selling shareholders the right to participate up to 100% in any future financing that the Company and its subsidiaries wish to do by way of issuance of common stock or its equivalent. This right of refusal will last for 12 months from the date the Company’s registration statement is declared effective. As such, the Company must invite the selling shareholders to participate first in any future financing under the same terms as negotiated with prospective outside investors. After the selling shareholders have determined whether, and to what extent, to exercise their right of first refusal, the Company may offer any non-participated portion of the financing to the outside private investors with which it was previously negotiating.

This right of first refusal limits the opportunities of the Company to raise capital when in need for operations and future expansion of business because it is likely to cause outside investors to be discouraged from investing in the Company. Such limitation in raising capital may lead to lack of resources for the Company to commence work on new projects and which may cause delay in the commitment and completion of projects and limit the Company’s ability to obtain new projects in other cities.

DURING THE INITIAL STAGE OF A NEW E-GOVERNMENT PROJECT, THE COMPANY WILL MAKE PREPAYMENT TO SUPPLIER FOR THE PROCUREMENT OF HARDWARE AND DOWN PAYMENTS TO SUB-CONTRACTORS FOR THE DEVELOPMENT OF SYSTEMS BEFORE RECEIVING PAYMENT WHICH MAY CREATE CASH FLOW PROBLEMS TO THE COMPANY

During the first few months of a new e-government project, the Company is generally required to make prepayments to hardware suppliers and down payment to sub-contractors to lock up their resources and to show to the city government that the Company has the ability to complete the e-government project. Depending on the size of the specific project, the total amount of prepayments the Company is required to make before receiving any reimbursement from its customer may be substantial.  Although this negative cash flow will only last for an average of 6 months when the city government will then start to make payment, if the Company does not have sufficient cash in hand, or cannot raise enough funding to cover these prepayment and down payment obligations, or in the event that the Company is growing rapidly and is required to commence several projects at the same time, then the commencement of the projects will have to be delayed or even ceased which may cause our business operation to cease as well and the Company may incur legal liability to its customers. This negative cash flow problem may also limit the Company’s business growth.

FOREIGN EXCHANGE CONTROL OF THE CHINESE GOVERNMENT MAY IMPACT OUR ABILITY TO PAY DIVIDENDS OR SATISFY OTHER FOREIGN EXCHANGE REQUIREMENTS

Pursuant to the Foreign Exchange Control Regulations of China issued by the State Council which came into effect on April 1, 1996, and the Regulations on the Administration of Foreign Exchange Settlement, Sale and Payment of China which came into effect on July 1, 1996, regarding foreign exchange control, conversion of Renminbi into foreign exchange by foreign invested enterprises, or FIEs for use on current account items, including the distribution of dividends and profits to foreign investors, is permissible.  FIEs are permitted to convert their after-tax dividends and profits to foreign exchange and remit such foreign exchange to their foreign exchange bank accounts in China.  Conversion of Renminbi into foreign currencies for capital account items, including direct investment, loans, and security investment, is still under certain restrictions. On January 14, 1997, the State Council amended the Foreign Exchange Control Regulations and added, among other things, an important provision, which provides that the Chinese government shall not impose restrictions on recurring international payments and transfers under current account items.

Enterprises in China (including FIEs) which require foreign exchange for transactions relating to current account items, may, without approval of the State Administration of Foreign Exchange, or SAFE, effect payment from their foreign exchange account or convert and pay at the designated foreign exchange banks by providing valid receipts and proofs.  Convertibility of foreign exchange in respect of capital account items, such as direct investment and capital contribution, is still subject to certain restrictions, and prior approval from the SAFE or its relevant branches must be sought.

China Expert’s wholly owned subsidiary, namely, Expert Network (Shenzhen) Co. Ltd., is a foreign invested enterprise to which the Foreign Exchange Control Regulations are applicable. There can be no assurance that we will be able to obtain sufficient foreign exchange to pay dividends or satisfy other foreign exchange requirements in the future.

China Expert’s assets are predominantly located inside China.  Under the laws governing foreign invested enterprises in China, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. Any dividend payment will be subject to the decision of the board of directors and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to both the relevant government agency's approval and supervision as well the foreign exchange control. This may generate additional risk for our investors in case of dividend payment and liquidation.

UNDER OUR E-GOVERNMENT CONTRACTS, WE CAN BE PENALIZED FOR A DELAYED COMPLETION DATE WHICH MAY ADVERSELY AFFECT OUR CASH FLOW AND REVENUE, AND ALSO WOULD AFFECT THE PROFITABILITY OF THE COMPANY

Pursuant to the terms of our e-government contracts, if the completion date of the project is delayed, the Company is required to pay a penalty to the city government. For example, for Dehua (1st and 2nd Phases), Nan’an (1st and 2nd Phases), Huian, Licheng, Shishi, Cangshan, Minqing, Quangang, Pingtan, Mawei, Yongtai, Xi’an and Baise e-government projects, if the completion date is missed, there will be a penalty in the form of a daily surcharge equal to 0.5% of the total amount of the contract up to a maximum total cumulative amount equal to 20% of the total amount of the respective contracts. If the delay exceeds 150 days from the agreed completion date, then the Company is deemed to have failed to fulfill the respective contracts and is required to return all the money received from the city government and pay penalty equal to 20% of the total amount of the respect contract.

If the Company cannot finish any of its contracts within the contracted completion date, the extensive penalty may create cash flow problems to the Company especially if during the same period we miss the completion of more than one project.  The obligation to pay such penalties could have a material adverse affect on our cash flow and profitability, which, in turn, could force us either to curtail or cease our business operations. There are other projects that have just commenced, and there will only be cash outflow to prepay the suppliers and subcontractors to lock up their resources before any payment is received from the city governments. This could materially affect profitability.

RECENT TAX REFORM OF THE PRC CORPORATE INCOME TAX MAY IMPACT OUR PROFITABILITY

On March 16, 2007, the National People’s Congress of the PRC approved and promulgated the Corporate Income Tax Law and it will be come into effect on January 1, 2008.  Under this new tax law, domestic enterprises and foreign invested enterprises are subject to the standardized tax rate of 25%.

China Expert’s wholly owned subsidiary, namely, Expert Network (Shenzhen) Co. Ltd., is a foreign invested enterprise established in Shenzhen, which is one of the Special Economic Zones in PRC, and is subject to a preferential tax rate of 15%.  Under the new tax law, the tax rate will be increased to 25% with effective from January 1, 2008, and this increase in tax rate will reduce the Company’s overall profitability, namely net income after tax.  There will be transitional arrangement under the new tax law to alleviate the impact of increased tax rate and the concrete transitional plan is still under discussion.

Risks Related To This Offering

FUTURE SALES OF OUR STOCK BY OUR STOCKHOLDERES MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN FUTURE STOCK OFFERINGS

Sales of our common stock in the public market following this offering could lower the market price of our common stock.  Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all.  Of the 32,652,316 shares of common stock currently outstanding, 16,257,692 shares are, or will be, freely tradable without restriction, unless held by our “affiliates.”  The remaining 16,394,624 shares of common stock which are held by existing stockholders, including officers and directors, are restricted securities.  Some of these shares may be resold under Rule 144.

THE POTENTIAL FOR RESALES BY THE SELLING STOCKHOLDERS OF A LARGE NUMBER OF SHARES ACQUIRED AT PRICES WHICH ARE SUBSTANTIALLY LESS THAN THE CURRENT MARKET PRICE FOR OUR SHARES COULD ADVERSELY AFFECT OUR STOCK PRICE AND COULD ENCOURAGE SHORT SALES OF OUR STOCK BY THIRD PARTIES.

The Selling Stockholders own a substantial number of shares which they acquired at a price which is less than the current market price for our stock.  They also have the right to acquire a substantial number of additional shares at prices less than the current market price through exercise of outstanding warrants.  The potential for resale of a large number of shares by the selling shareholders could cause significant downward pressure on the price of our common stock and could also encourage short sales of our shares by third parties.  Persons engaging in short sales first sell shares that they do not own, and thereafter, purchase shares to cover their previous sales.  To the extent the stock price declines between the time the person sells the shares and subsequently purchases the shares, the person engaging in short sales will profit from the transaction, and the greater the decline in the stock, the greater the profit to the person engaging in such short-sales.    If there are significant short sales of our stock, the price decline that would result from this activity will cause our share price to decline further, which in turn may cause long holders of our stock to sell their shares thereby contributing to additional price declines.  If there is an imbalance on the sell side of the market for our stock the price will decline.  It is not possible to predict if the circumstances leading to short sales of our stock will materialize or to what extent such short sales could cause our share price could drop.  In some companies that have been subjected to short sales their stock price has dropped to near zero.  We cannot provide any assurances that this situation will not happen to us.

OUR OFFICERS AND DIRECTORS ARE THE BENEFICIAL OWNERS OF A SIGNIFICANT PERCENTAGE OF OUR OUTSTANDING COMMON STOCK WHICH GIVES THEM SIGNIFICANT INFLUENCE OF THE COMPANY AND MAY OPERATE TO PREVENT A CHANGE IN CONTROL

Our Officers and Directors are the beneficial owners of approximately 38% of our issued and outstanding common stock.  As a result, our officers and directors, acting together, will be able to continue to exert significant influence over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions.  This significant influence exerted by our officers and directors may also operate to prevent a change in control of the Company.

USE OF PROCEEDS

This Prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders.  We are registering these shares pursuant to the registration rights granted to the selling shareholders in a private placement transaction completed in October, 2005. We will not receive any proceeds from the resale of our common stock under this offering. We did, however, receive gross proceeds of $6,000,000 from the October 2005, private placement of secured convertible debentures to certain of the selling stockholders named herein.  Net proceeds from that private placement were approximately $5,421,472 after deducting all fees and expenses of approximately $578,528.  These funds were used for the commencement of Nanan and Huian projects in November 2005.  During the start-up stage, prepayments were made to suppliers for the purchases of hardware and down payment to subcontractors for systems development.

We may also receive proceeds from the issuance of shares of common stock upon exercise of warrants. If each of the warrants held by the selling stockholders named herein is exercised for cash, we estimate that we may receive up to additional $12,806,309.61, which would be used for general corporate purposes.

SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders.  The selling shareholders include the entities who purchased convertible debentures and warrants from the Company on October 31, 2005 as well as certain other persons as more fully described below.  None of the selling stockholders is a broker, dealer, or an affiliate of a broker or dealer.  A description of each selling shareholder’s relationship to China Expert and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.

Selling Stockholder	Shares Beneficially Owned Before Offering	Percentage of Outstanding Shares Beneficially Owned Before Offering (1)	Shares to be Sold in the Offering	Percentage of Shares Beneficially Owned After Offering (1)

Alpha Capital AG	1,242,191(2)	3.69%	1,242,191	0%
DKR Soundshore Oasis Holding Fund, Ltd.	3,232,486(3)	9.34%	3,232,486	0%
Ellis International	471,476(4)	1.43%	471,476	0%
Platinum Partners Advisors, LLC	828,308(5)	2. 48%	828,308	0%
Platinum Partners Long Term Growth I, LLC	2,918,640 (6)	8.36%	2,918,640	0%
JLF Offshore Fund Ltd	916,733(7)	2.81%	916,733	0%
JLF Partners I LP	655,773 (7)	2.01%	655,773	0%
JLF Partners II LP	51,001 (7)	0.156%	51,001	0%
Rubenstein Investors Relations, Inc.	126,542 (8)	0.39%	126,452	0%
Total	10,443,150		10,443,150

(1)

Applicable percentage of ownership is based on 32,652,316 shares of common stock outstanding as of May 16, 2007, together with securities exercisable into shares of common stock within 60 days of May 16, 2007 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and

Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations – percentage computation is for form purposes only.

(2)

Includes 261,799 currently outstanding shares and 980,392 shares which are issuable upon the exercise of outstanding warrants.  The currently outstanding shares include shares which were issued either in payment of accrued interest on the convertible debentures, as liquidated damages due as a result of the Company’s failure to have its registration statement declared effective within 200 days of the closing date under the Securities Purchase Agreement, or upon conversion of the outstanding debentures.   Konrad Ackerman has voting and dispositive control over the security and makes the investment decisions on behalf of Alpha Capital AG.

(3)

Includes 1,271,701 currently outstanding shares and 1,960,785 shares which are issuable upon the exercise of outstanding warrants.  The currently outstanding shares include shares which were issued either in payment of accrued interest on the convertible debentures, as liquidated damages due as a result of the Company’s failure to have its registration statement declared effective within 200 days of the closing date under the Securities Purchase Agreement, or upon conversion of the outstanding debentures.   Seth Fischer has voting and dispositive control over the security and makes the investment decisions on behalf of DKR Soundshore Oasis Holding Fund, Ltd.

(4)

Includes 87,967 currently outstanding shares and 383,509 shares which are issuable upon exercise of outstanding warrants.  The currently outstanding shares include shares which were issued either in payment of accrued interest on the convertible debentures, as liquidated damages due as a result of the Company’s failure to have its registration statement declared effective within 200 days of the closing date under the Securities Purchase Agreement, or upon conversion of the outstanding debentures.   Wilhelm Ungar has voting and dispositive control over the security and makes the investment decisions on behalf of Ellis International.

(5)

Includes 43,996 currently outstanding shares and 784,312 shares which are issuable exercise of outstanding warrants.  The currently outstanding shares include shares which were issued either in payment of accrued interest on the convertible debentures, as liquidated damages due as a result of the Company’s failure to have its registration statement declared effective within 200 days of the closing date under the Securities Purchase Agreement, or upon conversion of the outstanding debentures.   Harry Adler has voting and dispositive control over the security and makes the investment decisions on behalf of Platinum Partners Advisors LLC.

(6)

Includes 670,738 currently outstanding shares and 2,247,902 shares which are upon the exercise of outstanding warrants.  The currently outstanding shares include shares which were issued either in payment of accrued interest on the convertible debentures, as liquidated damages due as a result of the Company’s failure to have its registration statement declared effective within 200 days of the closing date under the Securities Purchase Agreement, or upon conversion of the outstanding debentures.    Mark Nordlicht has voting and dispositive control over the security and makes the investment decisions on behalf of Platinum Partners Long Term Growth I, LLC.

(7)

Includes shares purchased from Barron Partners LP on or about December 21, 2006.  Barron Partners LP purchased a total of 1,623,507 shares on June 15, 2006, including 267,967 shares of common stock purchased from Alpha Capital AG, 123,318 shares of common stock purchased from Ellis International, 216,370 shares of common stock purchased from Platinum Partners Advisors LLC and 1,015,852 shares of common stock purchased from Platinum Partners Long Term Growth I, LLC. Jeff Feinberg has voting and dispositive control over the security and makes the investment decision on behalf of JLF Offshore Fund Ltd., JLF Partners I LP and JLF Partners II LP.

(8)

Includes 104,042 currently outstanding shares and 22,500 shares issuable upon exercise of outstanding warrants. A total of 15,000 of the outstanding warrants have been assigned to Timothy Clemensen and a total of 7,500 of the outstanding warrants have been assigned to Bill Swalm.  Richard Rubenstein has voting and dispositive control over the security and makes the investment decisions on behalf of Rubenstein Investors Relations, Inc.

With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the “1933 Act”), and Regulation D promulgated under the 1933 Act.  In each instance, the purchaser had access to sufficient information regarding us so as to make an informed investment decision.  More specifically, we had a reasonable basis to believe that each purchaser was an “accredited investor” as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in our securities.

 The following information contains a description of each selling shareholder’s relationship to China Expert and how each selling shareholder acquired the shares to be sold in this offering is detailed below.  None of the selling stockholders have held a position or office, or had any other material relationship, with the Company.

Shares Acquired In Financing Transactions with China Expert

The group of selling stockholders includes Alpha Capital AG, DKR Soundshore Oasis Holding Fund, Ltd., Ellis International, Platinum Partners Advisors, LLC, Platinum Partners Long Term Growth I, LLC, all of which acquired their shares being registered in this offering in financing transactions with China Expert, as explained below:

Securities Purchase Agreement.  On October 31, 2005, we completed the closing under a Securities Purchase Agreement, dated as of October 21, 2005, (the “Securities Purchase Agreement”), with the selling stockholder named above pursuant to which, we agreed to sell, and each such selling stockholder agreed to purchase in the aggregate, severally and not jointly, $6,000,000 of secured convertible debentures.  After deducting expenses of the offering, we received net proceeds of $5,421,472.  We are registering in this offering a total of 10,443,150 shares which have been issued or are issuable under the terms of the Securities Purchase Agreement and related transaction documents.

Pursuant to the Securities Purchase Agreement, we granted to the named selling stockholders a security interest in certain of our assets as collateral for repayment of the secured convertible debentures.  Our subsidiaries, China Expert Network Co., Ltd., a Hong Kong corporation, Expert Network (Shenzhen) Co, Ltd, a company incorporated under the laws of Shenzhen, China, and Hong Zhong Holdings, Ltd., a

British Virgin Islands corporation, have each agreed to guarantee our obligations to the selling stockholders.  In addition, the named selling stockholders have the right of first refusal to participate in future financings by us for a period of twelve months following the effective date of the Registration Statement.

The right of first refusal is the right granted to these selling shareholders under section 4.13 of the Securities Purchase Agreement in association with the issuance of the secured convertible debentures. Pursuant to this section, these selling shareholders have the right to participate in, up to 100%, any future financing that the Company and its subsidiaries will do by way of issuance of common stock or its equivalent. This right became effective as of October 21, 2005 and will continue for 12 months after the date this Prospectus is declared effective.

If the Company wants to do any future financing, it is required to tender written notice to each of these selling shareholders at least 5 days prior to the closing of the future financing to let them know about the Company’s intention to effect the future financing and ask whether they want to review the details of the future financing. The Company must deliver the details of the future financing by way of written notice to the selling shareholders not later than 1 business day after receiving their request for such details. In this notice the Company must also describe clearly the terms of the future financing, the amount of money intended to be raised, the other parties to the future financing and attach to it a term sheet or similar document relating to the future financing.

If these selling shareholders want to participate in the future financing, they must inform the Company by way of written notice within 5 business days after all of them received the Company’s previous notice about their intention to participate and amount of participation pursuant to the terms mentioned in the Company’s previous notice. Otherwise, they are considered to have chosen not to participate. If the aggregate amount of participation of the selling shareholders is less than the total amount of the future financing, then the Company can affect the remaining portion of the future financing with the same terms and same parties as mentioned in the Company’s previous notice.

If the amount of participation of these selling shareholders is more than the amount of the future financing, then each of them has the right to participate in an amount equal to the greater of (a) the difference between 100% of the future financing and the total amount of participation of all the other selling shareholders, or (b) their proportion of subscription in the 7% secured convertible debenture.

Secured Convertible Debentures.  Pursuant to the Securities Purchase Agreement, on October 31, 2005, we issued to the selling stockholders 7% secured convertible debentures in the aggregate amount of $6,000,000. Under the original terms of the Securities Purchase Agreement, the selling stockholders had the right to convert the full face amount of the debentures into our common stock at a price per share equal to the lesser of (a) $1.80 per share, or (b) 75% of the average of the volume weighted average prices of our common stock for the five consecutive trading days immediately preceding the conversion date.

On October 31, 2006, we entered into an Amendment and Waiver Agreement with the holders of our outstanding secured convertible debentures.  Under the terms of the Amendment and Waiver Agreement, we agreed to give the holders the right to extend the due date of debentures for a period of six months from October 31, 2006 to April 30, 2007, and agreed to issue a total of 613,815 shares in settlement of liquidated damages due as a result of the failure to have the registration statement declared effective within 200 days of the closing under the Securities Purchase Agreement.  The holders also agreed to waive the payment of interest on the outstanding debentures during the six months extension period. Under the terms of the Amendment and Waiver Agreement, the holders agreed to amend the outstanding debentures to provide for a fixed conversion price of $1.80 per share, and agreed to waive any other currently existing potential defaults relating to failure to have the registration statement declared effective within 200 days of closing under the Securities Purchase Agreement and following execution of the Amendment and Waiver Agreement, each of the holders of the debentures exercised its right to extend the due date to April 30, 2007 and agreed to waive the payment of interest on the outstanding debentures during the six months extension period.  Subsequent to entering in to the Amendment and Waiver Agreement all of the outstanding debentures have been converted.

Warrants.   In connection with the Securities Purchase Agreement, we issued the following warrants:

•

The Short Term Warrants.  We issued to the selling stockholders warrants to purchase up to 3,921,569 shares of our common stock at a price of $1.53 per share.  The Short Term Warrants are exercisable for a period equal to the earlier of 18 months from the effective date of this registration statement or five years from their issuance date, which was October 31, 2005.

•

The Long Term Warrants.  We issued to the selling stockholders warrants to purchase up to 1,960,784 shares of our common stock at a price of $3.06 per share.  The Long Term Warrants are exercisable for a period of five years following their issuance, which was October 31, 2005.

•

The Platinum Warrant.  In addition, on October 31, 2005, we issued to Platinum Partners Advisors, LLC the right to purchase up to 392,156 shares of common stock at a price of $1.53 per share and the rights to purchase up to 196,078 shares at a price of $3.06 per share.  We issued these warrants to Platinum Partners Advisors, LLC for legal and due diligence expenses as the lead investor as set forth in the Securities Purchase Agreement.  The warrant for the right to purchase up to 392,156 shares is exercisable for a period equal to the earlier of 18 months from the effective date of this registration statement or five years from the date of issuance. The warrant for the right to purchase up to 196,078 shares is exercisable for a period of five years following the date of issuance, which was October 31, 2005.

Additional Agreements In Connection With the Secured Convertible Debentures

Pursuant to the Securities Purchase Agreement, we entered into a Registration Rights Agreement, an Escrow Agreement, a Subsidiary Guarantee, a Security Agreement, a Long Term Warrant, a Short Term

Warrant, a Platinum Warrant, all in connection with the performance of our obligations under the secured convertible debentures.

Under the terms of Securities Purchase Agreement, two of our principal shareholders executed Lock-Up Agreements pursuant to which they will be restricted from selling any of their shares in us until all of the Debentures have been paid in full or fully converted into shares of our common stock.   The Lock-Up Agreements will be applicable to a total of 9,967,500 shares owned by China Data Holdings Ltd., and to a total of 2,270,595 shares owned by China Link Investment Group Limited.

The other selling shareholders: JLF Offshore Fund Ltd., JLF Partners I LP, JLF Partners II LP and Rubenstein Investors Relations Inc. acquired their shares being registered in this offering as explained below:

JLF Partners

In separate purchase transaction completed on or about December 21, 2006, JLF Offshore Fund Ltd, JLF Partners I LP and JLF Partners II LP each purchased shares from Barron Partners LP.  Together these entities purchased a total of 1,623,507 shares.  Barron Partners LP acquired the shares on June 15, 2006 from the other selling shareholders including 267,967 shares of common stock from Alpha Capital AG, 123,318 shares of common stock from Ellis International, 1,015,852 shares of common stock from Platinum Partners Long Term Growth I, LLC and 216,370 shares of common stock purchased from Platinum Partners Advisors, LLC.

Rubenstein Investors Relations Inc.

On January 7, 2005, the Company executed an engagement agreement with Rubenstein Investor Relationship, Inc. (“Rubenstein”) for the provision of investor relations service. Under such agreement, the company agreed to pay a monthly fee in the amount of $6,500 and agreed to issue a warrant for the purchase of up to 150,000 shares of its common stock at an exercise price equivalent to $1.08, which is the closing price of the common stock at the date of execution of the engagement agreement. A total of 15,000 of such warrants were subsequently assigned to Timothy Clemensen and a total of 7,500 of such warrants were subsequently assigned to Bill Swalm under the instruction of Rubenstein. A total of 127,500 warrants were held by Rubenstein Investor Relations, Inc. and those warrants were subsequently exercised through the “cashless exercise” provisions resulting in the issuance of 104,042 shares of common stock to Rubenstein Investor Relations, Inc.

PLAN OF DISTRIBUTION

Each selling stockholder of the common stock of Company and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the trading market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A selling stockholder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•

broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•

a combination of any such methods of sale;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•

any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the 1933 Act, if available, rather than under this prospectus.

The selling stockholders are not members of the National Association of Securities Dealers, or NASD.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440, and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the 1933 Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the 1933

Act.  Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares.

The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the 1933 Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the 1933 Act, they will be subject to the prospectus delivery requirements of the 1933 Act.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the 1933 Act may be sold under Rule 144 rather than under this prospectus.  Each selling stockholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the 1933 Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the 1933 Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.  The Company does not currently intend to register its securities in any particular state jurisdictions.  As a result, selling shareholders will be required to rely upon available exemptions from registration under state blue sky laws in order to complete resale transactions.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. For purposes of Regulation M, a “distribution” is an offering of securities which is distinguished from ordinary trading transactions by its size and by the presence of special selling efforts and methods.  Each separate resale of shares under our registration statement following acquisition either upon conversion or debentures or through exercise of warrants, will be required to be analyzed separately to determine if it constitutes a “distribution” for purposes of Regulation M.  In addition, the Selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person.  We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

China Expert is authorized to issue 200,000,000 shares of common stock $0.001 par value, of which 32,652,316 shares are issued and outstanding as of May 16, 2007.  The securities being offered hereby are common stock, with one vote per share on all matters to be voted on by shareholders, without any right to accumulate their votes.  The shares of common stock are not subject to repurchase by the Company or conversion into any other security.  The following description is a summary of China Expert’s capital stock of and contains the material terms of the capital stock.  Additional information can be found in our Articles of Incorporation and Bylaws.

Common Stock.  Each share of common stock entitles the holder to one vote on each matter submitted to a vote of our stockholders, including the election of directors.  There is no cumulative voting.  Subject to preferences that may be applicable to any outstanding preferred stock, stockholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors.  Stockholders have no preemptive, conversion or other subscription rights.  There are no redemption or sinking fund provisions related to the common stock.  In the event of liquidation, dissolution or winding up of China Expert, stockholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Options.  China Expert has a Stock Incentive Plan, which became effective as of November 21, 2002.  Under the plan, the Company may grant options for up to 825,000 shares of common stock. This Stock Incentive Plan was discontinued and terminated on January 23, 2006. No options or award have been made, exercised or lapsed since the adoption of the Stock Incentive Plan in 2002.

Warrants.   The Company is registering 104,042 shares issued upon cashless exercise of warrants granted to Rubenstein Investor Relations Inc, and 22,500 shares issuable upon exercise of outstanding warrants issued pursuant to an agreement with Rubenstein Investor Relations, Inc.  On January 7, 2005, the Company executed an agreement with Rubenstein Investor Relationship, Inc. for the provision of the following from Rubenstein:

(i)

provide the Company with investor relations counsel and guidance to enhance the Company’s visibility in the financial markets.

(ii)

arrange appointments for the Company with asset managers, broker dealers and analysts; and

(iii)

 provide the Company day-to-day management of its investor relations programs including responding to shareholders inquires and distributing collateral materials, annual reports, press releases and fact sheets.

The Agreement automatically renews on a monthly basis, unless either the Company or Rubenstein terminates the Agreement in writing upon 30 days notice to the other party.

In return of Rubenstein’s services, the Company will pay Rubenstein a monthly fee of $6,500.00. In addition to the monthly fee, the Company will deliver a compensation package in the form of a warrant evidencing the right to purchase during a five-year period from the date of execution of the Agreement 150,000 shares of its common stock at an exercise price of $1.08, which is equivalent to the closing price of the common stock at the date of execution of the Agreement. The warrant contains “cashless exercise” provisions and the standard piggyback registration rights.

On December 1, 2005, the Company delivered the 30 days termination notice to Rubenstein to terminate its services. The warrants were issued to Rubenstein on February 11, 2006. A total of 15,000 of such warrants were subsequently assigned to Timothy Clemensen and a total of 7,500 of such warrants were subsequently assigned to Bill Swalm under the instruction of Rubenstein. A total of 127,500 were held by Rubenstein Investor Relations, Inc.  Rubenstein Investor Relations Inc. has confirmed to the Company that it has not engaged in any unsolicited activities with respect to potential investors.

On October 31, 2005, in connection with the Securities Purchase Agreement, we issued to the selling stockholders warrants for the right to purchase up to 3,921,569 shares of our common stock at a price of $1.53 per share.  These warrants are exercisable for a period equal to the earlier of 18 months from the effective date of this registration statement or five years from the date of issuance.  As of the date of this Prospectus, a total of 120,254 of such warrants have previously been exercised pursuant to “cashless exercise” provisions contained in the warrant agreements.  Also, on October 31, 2005, in connection with the Securities and Purchase Agreement, we issued to the selling stockholders warrants for the right to purchase up to 1,960,784 shares of our common stock at a price of $3.06 per share.  These warrants are exercisable for a period of five years following the date of issuance.

In addition, on October 31, 2005, we issued to Platinum Partners Advisors LLC the right to purchase up to 392,156 shares of common stock at a price of $1.53 per share, and up to 196,078 shares of common stock at a price of $3.06 per share. We issued these warrants to Platinum Partners Advisors LLC for legal and due diligence as the lead investor as set forth in the Securities Purchase Agreement.   The warrant for the right to purchase up to 392,156 shares is exercisable for a period equal to the earlier of 18 months from the effective date of this registration statement or five years from the date of issuance. The warrant for the right to purchase up to 196,078 shares is exercisable for a period of five years following the date of issuance.

Debentures.  On October 31, 2005, we closed a financing transaction with the selling stockholders for 7% secured convertible debentures in the principal amount of $6,000,000.  Pursuant to a Securities Purchase Agreement, dated as of October 21, 2005, we agreed to sell, and each selling stockholder agreed to purchase in the aggregate, severally and not jointly, up to $6,000,000 of secured convertible debentures.  Under the original terms of the debentures, the selling stockholders had the right to convert the full face amount of the debentures into our common stock at a price per share equal to the lesser of (a) $1.80 per share or (b) 75% of the average of the volume weighted average prices of our common stock for the five consecutive trading days immediately preceding the conversion date.

On November 1, 2005, we received $5,421,472 representing the net proceeds from the issuance of secured convertible debentures to the selling stockholders under the Securities Purchase Agreement.

On October 31, 2006, we entered into an Amendment and Waiver Agreement with the holders of our outstanding secured convertible debentures.  Under the terms of the Amendment and Waiver Agreement, we agreed to give the holders the right to extend the due date of debentures for a period of six months from October 31, 2006 to April 30, 2007, and agreed to issue a total of 613,815 shares in settlement of liquidated damages due as a result of the failure to have the registration statement declared effective within 200 days of the closing under the Securities Purchase Agreement.  Under the terms of the Amendment and Waiver Agreement, the holders agreed to amend the outstanding debentures to provide for a fixed conversion price of $1.80 per share, agreed to waive any other currently existing potential defaults relating to the Company’s failure to have its registration statement declared effective within 200 days of the closing date under the Securities Purchase Agreement, and agreed to waive interest due and payable during the extension period of the debentures.  Following execution of the Amendment and Waiver Agreement, each of the holders of the debentures exercised their right to extend the due date of the outstanding debentures to April 30, 2007.

Subsequent to entering in to the Amendment and Waiver Agreement, all of the outstanding debentures have been fully converted.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Madison Stock Transfer whose address is 1688 E. 16th Street, Brooklyn, New York 11229.  Their telephone number is 718-527-4453.

Listing

Our common stock is traded on the Over-the-Counter Bulletin Board under the trading symbol “CXTI.OB.” On May 16, 2007, the last reported sale price of our common stock was $6.74.

EXPERTS

The consolidated financial statements incorporated by reference in this Prospectus, have been audited by BDO McCabe Lo Limited, an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of the said firm as experts in accounting and auditing.

The consolidated audited financial statements as of December 31, 2004, and for the year then ended, incorporated by reference in this Prospectus have been audited by PKF, Certified Public Accountants.  Such financial statements have been so incorporated herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters with respect to the validity of shares of the common stock being offered hereby will be passed on for us by Fennemore Craig, P.C., Las Vegas, Nevada.

INCORPORATION OF CERTAIN ITEMS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be an important part of this prospectus, and information that we file with the SEC at a later date will automatically update or supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the completion of the offering covered by this prospectus:

-

Our Annual Report filed on Form 10-K for the fiscal year ended December 31, 2006 (the "Annual Report") filed by the Registrant under the Securities Exchange Act of 1934, as amended (the "Exchange Act") with the Commission

-

Our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2007, filed with the SEC on May 14, 2007

-

Our Current Report on Form 8-K filed with the Commission on April 16, 2007, May 3, 2007 and May 15, 2007

-

The description of our common stock set forth under the caption "Description of Securities" in its 10-SB/A Registration Statement filed with the Commission on August 31, 1999, is hereby incorporated by reference.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. Reports we file with the SEC after the date of this prospectus may also contain information that updates, modifies or is contrary to information in this prospectus or in documents incorporated by reference in this prospectus. All documents that we file after the date of this prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, shall be deemed to be incorporated by reference into this prospectus. Investors should review these reports as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

You should rely only upon the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with any other information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

Upon the written or oral request or any person, including a beneficial owner, to whom this prospectus is delivered, we will provide, at no cost, a copy of any or all of the information that is incorporated by reference in this prospectus but not delivered with this prospectus.

Requests for such documents should be directed to: China Expert Technology, Inc., Room 2611-13, Great Eagle Centre, 23 Harbour Road, Wanchai, Hong Kong, Attn: Clarence Chung (Telephone: 852-2802-1555).

The public may read and copy any materials on file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at (http://www.sec.gov).

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

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except the common stock offered by this Prospectus;

?

in any jurisdiction in which the offer or solicitation is not authorized;

?

in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

?

to any person to whom it is unlawful to make the offer or solicitation; or

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to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this Prospectus or any accompanying sale does not imply that:

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there have been no changes in the affairs of China Expert Technology, Inc. after the date of this Prospectus; or

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the information contained in this Prospectus is correct after the date of this Prospectus.

---------------------- PROSPECTUS --------------------- _____ Shares of common stock CHINA EXPERT TECHNOLOGY, INC. ______________, 2007

-----------------------

Until _________, 2007, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus.  This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses to be paid by us in connection with the sale of the shares of common stock being registered hereby. All amounts are estimates, except for the SEC registration fee.

Securities and Exchange Commission Filing Fee and printing costs for accompanying registration statement	$12,635
Legal Fees and Expenses	$52,000
Auditors’ fee	$21,712
TOTAL	$$86,347

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Bylaws include an indemnification provision under which we have agreed to indemnify directors and officers of the Company to fullest extent permissible under the laws of the State of Nevada from and against any and all claims of any type arising from or related to future acts or omissions as a director or officer of the Company.  Under the laws of the State of Nevada indemnification to directors and officers excludes those acts or omissions to act if such acts or failure to act constitute a breach of fiduciary duty.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of China Expert pursuant to the foregoing, or otherwise, China Expert has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

EXHIBITS

The following exhibits required by Item 601 of Regulation S-K to be filed herewith are hereby incorporated by reference:

DESIGNATION OF EXHIBIT	DESCRIPTION	LOCATION

2.1	Articles of Merger, dated May 3, 1996 between Canadian Northern Lites, Inc. and Leopard Capital, Inc.	Incorporated by reference as Exhibit 2.1 to Form 8-K filed on October 10, 2000

3.1	Articles of Incorporation of Canadian Northern Lites, Inc.	Incorporated by reference as Exhibit 4.1 to Form 8-K filed on October 10, 2000

3.2	Amendment to the Articles of Incorporation of Canadian Northern Lites, Inc.	Incorporated by reference as Exhibit 4.1 to Form 8-K filed on October 10, 2000

3.3	Bylaws of Leopard Capital, Inc.	*

5.1	Legal Opinion of Fennemore Craig, P.C.	Provided herewith

10.1	Tenancy Agreement of Office, dated August 20, 2002, between Jinjiang Gongcheng Management Services Co., Ltd. and Expert Network (Shenzhen) Company Limited	*

10.2	Tenancy Agreement, dated January 1, 2004, between Lai Man Yuk and Expert Network (Shenzhen) Company Limited	*

10.3	Tenancy Agreement of Office, dated April 21, 2004, between Jinjiang Gongcheng Management Services Co., Ltd. and Expert Network (Shenzhen) Company Limited	*

10.4	Tenancy Agreement, dated January 1, 2005, between Lai Man Yuk and Expert Network (Shenzhen) Company Limited	*

10.5	Employment Contract, dated November 5, 2004, between Zhu Xiao Xin and Expert Network (Shenzhen) Company Limited	*

10.6	Employment Contract, dated December 12, 2004, between Chiang Min Liang and Expert Network (Shenzhen) Company Limited	*

10.7	Employment Contract, dated June 12, 2005, between Chiang Min Liang and Expert Network (Shenzhen) Company Limited	*

10.8	Employment Contract, dated November 4, 2005, between Zhu Xiao Xin and Expert Network (Shenzhen) Company Limited	*

10.9	Consulting Agreements dated June 17, 2005, Expert Network Development Company Limited and China Expert Technology, Inc.	Incorporated by reference as Exhibit 10.1 to Form 8 filed on July 13, 2004

10.10	Consulting Agreements dated June 17, 2005, Expert Network Development Company Limited and China Expert Technology, Inc.	Incorporated by reference as Exhibit 10.1 to Form 8 filed on July 13, 2004

10.11	Strategic Services Agreement, dated February 26, 2004	Incorporated by reference as Exhibit 10.1 to Form S-8 filed on November 8, 2004

10.12

Agreement for Share Exchange, dated December 30, 2003, by and among Leopard Capital, Inc., China Expert Network Company Limited, the Shareholders of China Expert Network Company Limited, and Hudson Capital Corporation

Incorporated by reference as Exhibit 2.1 to Form 8-K filed on February 24, 2004

10.13

Agreement, dated May 8, 2003, by and between the People's Municipal Government of Nan'an City and Expert Network (Shenzhen) Co., Ltd. regarding Electronic Administration Planning, Design and Construction of the Municipality Government of Nan'an City

*

10.14

Agreement, dated April 30, 2003, by and between Jinjiang Gongcheng Management Services Co., Ltd. and Expert Network Development (Shenzhen) Co., Ltd. regarding the Jinjiang City Electronic Administration Planning, Design and Construction

*

10.15	Supplementary Provisions to Contract, dated June 10, 2003, by and between Jinjiang Gongcheng Management Services Co., Ltd. and Expert Network Development (Shenzhen) Co., Ltd.	*

10.16

Agreement, dated March 20, 2005, by and between Jinjiang Gongcheng Management Services Co., Ltd. and Expert Network Development (Shenzhen) Co., Ltd. regarding the Jinjiang Electronic Administration Promotion Project

*

10.17

Agreement, dated May 5, 2005, by and between Jinjiang Gongcheng Management Services Co., Ltd. and Expert Network Development (Shenzhen) Co., Ltd. regarding the Jinjiang Electronic Business Project Construction

*

10.18

Agreement, dated April 9, 2004, by and between Dehua County People's Municipality of Fujian Province and Expert Network Development (Shenzhen) Co., Ltd. regarding the Electronic Administration Planning, Design and Construction of Dehua County

*

10.19	Agreement, dated January 5, 2005, by and between Dehua County Electronic Administration and Construction Management Company Limited of Fujian Province and Expert Network	*

10.20

Agreement, dated June 17, 2005, by and between Huian County Electronic Administration Management Company, Limited and Expert Network Development (Shenzhen) Co., Ltd. regarding the Electronic Administration Planning, Design and Construction of Huian County People's Municipality of Fujian Province

*

10.21

Securities Purchase Agreement, dated October 21, 2005, by and between China Expert Technology, Inc, Alpha Capital AG, DKR Soundshore Oasis Holding Fund, Ltd., Ellis International, Ltd. Inc. Platinum Partners Advisors, LLC and Platinum Long Term Growth I, LLC

*

10.22

Registration Rights Agreement dated October 31, 2005, by and between China Expert Technology, Inc. Alpha Capital AG, KDR Soundshore Oasis Holding Fund, Ltd., Ellis International, Platinum Partners Advisors, LLC and Platinum Long Term Growth I, LLC

*

10.23	Security Agreement, dated October 31, 2005, by and between China Expert Technology, Inc., China Expert Network Co., Ltd., Expert Network (SHENZHEN) Co., Ltd. and Hong Zhong Holdings, Ltd.	*

10.24	Form of Secured Debentures	*

10.25

Escrow Agreement, dated October 21, 2005 by and between China Expert Technology, Inc. Alpha Capital AG, DKR Soundshore Oasis Holding Fund, Ltd., Ellis International, Platinum Partners Advisors, LLC and Platinum Long Term Growth I, LLC

*

10.26	Form of Short Term Common Stock Purchase Warrant	*

10.27	Form of Long Term Common Stock Purchase Warrant	*

10.28	Lock-Up Agreements dated October 21, 2005, by and among China Expert Technology, Inc. and China Data Holdings Ltd., and China Link Investment Group Limited.	*

10.29	Subsidiary Guarantee, dated as of October 31, 2005, by and between China Expert Network Co. Ltd., Expert Network (Shenzhen) Co. Ltd. and Hong Zhong Holdings Ltd.	*

10.30	Tenancy Agreement dated January 1, 2006, between Lai Man Yuk and Expert Network (Shenzhen) Company Limited	**

10.31	Employment Contract, dated December 12, 2005, between Chiang Min Ling and Expert Network (Shenzhen) Company Limited	**

10.32	Employment Contract, dated February 1, 2005, between Huang Tao and Hong Zhong Holdings Limited	**

10.33	Employment Contract, dated November 5, 2003, between Zhu Xiao Xin and Expert Network (Shenzhen) Company Limited	**

10.34	Employment Contract, dated November 2, 2005, between Fu Wan Chung, Simon and Hong Zhong Holdings Limited	**

10.35	Notice of confirmation of Jinjiang E-government Training being appointed as the National demonstration model dated December 29, 2003 issued by the Computer Education, Authorization and Certification	***

10.36

Notice of approving Shenzhen City Patented Services Centre and other units to take up part of the technological achievement appraisal services dated March 8, 2001 issued by the Science and Technology Bureau of Shenzhen City

**

10.37

Agreement, dated July 12, 2005, by and between the Nan'an City Administrative Electronic Information Management Company Limited and Expert Network (Shenzhen) Company Limited regarding Nan'an City E-Government Planning, Design and Construction

**

10.38

Agreement, dated January 4, 2006, between Fujian Province Dehua County E-Government Construction Project Management Company Limited and Expert Network (Shenzhen) Company Limited regarding the E-Government Expansion Project of Dehua County

**

10.39

Agreement, dated March 5, 2006, between Fujian Province Dehua County E-Government Construction Project Management Company Limited and Expert Network (Shenzhen) Company Limited regarding the Electronic Business Construction Project of Dehua County

**

10.40

Agreement, dated February 13, 2006, between Fujian Province Dehua County E-Government Construction Project Management Company Limited and Expert Network (Shenzhen) Company Limited regarding the Dehua County Public Security Unified Command System Project

**

10.41

Agreement, dated January 13, 2006, between Licheng District City People's Municipality of Fujian Province and Expert Network (Shenzhen) Company Limited regarding the Project of Licheng District City E-Government Construction

***

10.42

Agreement, dated March 30, 2006, between Shishi City Information Management Company Limited and Expert Network (Shenzhen) Company Limited regarding the Project of Shishi City E-Government Planning, Design and Construction

Incorporated by reference as Exhibit 10.2 to Form 8-K filed on April 4, 2006

10.43

Agreement, dated December 29, 2005, between Jinjiang Gongcheng Management Services Co., Ltd and Expert Network (Shenzhen) Company Limited regarding the Jinjiang Society Medical Insurance Information System Project

**

10.44

Agreement, dated November 22, 2005, between Jinjiang City E-Government Project Construction Command Bureau and Expert Network (Shenzhen) Company Limited regarding the Project of "Unified Command System" for Public Security in Jinjiang City

**

10.45

Agreement, dated January 30, 2005, between Jinjiang Congcheng Management Service Co. Ltd. and Expert Network (Shenzhen) Company Limited regarding the Jinjiang E-Government Project Systems Repair and Maintenance Contract

**

10.46

Agreement, dated February 15, 2005, between Jinjiang City E-Government Project Construction Command Bureau and Expert Network (Shenzhen) Company Limited regarding the Jinjiang E-Government System Administration and Applied Technology Training

**

10.47	Consulting Agreement dated March 2, 2006, between FuJian Internet Consultants Limited and Expert Network (Shenzhen) Company Limited	Incorporated by reference as Exhibit 10.4 to Form 8-K filed on March 8, 2006

10.48	Supplementary Agreement dated January 2, 2006, between China E-internet Technologies Limited and Expert Network (Shenzhen) Company Limited	Incorporated by reference as Exhibit 10.2 to Form S-8 filed on January 24, 2006

10.49	Agreement dated July 10, 2006, between Nan’an City Administrative Electronic Information Management Company Limited and Expert Network (Shenzhen) Company Limited	Incorporated by reference as Exhibit 10.2 to Form 8-K filed on July 18, 2006.

10.50

Amendment and Waiver Agreement dated October 31, 2006 by and between China Expert Technology, Inc., Alpha Capital AG, DKR Soundshore Oasis Holding Fund, Ltd., Ellis International, Inc., Platinum Partners Advisors, LLC and Platinum Long Term Growth I, LLC.

Incorporated by reference as Exhibit 10.8 to Form 8-K filed on November 2, 2006.

10.51	Agreement dated November 13, 2006 between Cangshan District Information Management Company Limited and Expert Network (Shenzhen) Company Limited	Incorporated by reference as Exhibit 10.2 to Form 8-K filed on November 15, 2006

10.52	Consulting Agreement dated November 9, 2006 between Cangshan Science Park Huada Electronic and Information Technology Development Company and Expert Network (Shenzhen) Company Limited	Incorporated by reference as Exhibit 10.3 to Form 8-K filed on November 15, 2006

10.53	Agreement dated November 28, 2006 between Minqing County Electronic Government Management Centre and Expert Network (Shenzhen) Company Limited	Incorporated by reference as Exhibit 10.2 to Form 8-K filed on December 4, 2006

10.54	Consulting Agreement dated November 27, 2006 between Minqing Jin Nuo Information Technology Co. Ltd. and Expert Network (Shenzhen) Company Limited	Incorporated by reference as Exhibit 10.3 to Form 8-K filed on December 4, 2006

10.55	Agreement dated December 12, 2006 between Quanzhou City Quangang District e-Government Project Command Centre and Expert Network (Shenzhen) Company Limited	Incorporated by reference as Exhibit 10.2 to Form 8-K filed on December 18, 2006

10.56	Consulting Agreement dated December 11, 2006 between Quanzhou Quo Guang Scientific Technology Development Company Limited and Expert Network (Shenzhen) Company Limited	Incorporated by reference as Exhibit 10.2 to Form 8-K filed on December 18, 2006

10.57	Agreement dated December 13, 2006 between Pingtan County e-government Management Centre and Expert Network (Shenzhen) Company Limited	Incorporated by reference as Exhibit 10.4 to Form 8-K filed on December 18, 2006

10.58	Consulting Agreement dated December 13, 2006 between Pingtan County Shun Wei Information Technology Company Limited and Expert Network (Shenzhen) Company Limited	Incorporated by reference as Exhibit 10.5 to Form 8-K filed on December 18, 2006

10.59	Agreement dated December 18, 2006 between Fuzhou Mawei District E-Government Management Centre and Expert Network (Shenzhen) Company Limited	Incorporated by reference as Exhibit 10.2 to Form 8-K filed on December 20, 2006

10.60	Consulting Agreement dated December 18, 2006 between Fuzhou C.H. Network Science & Technology Ltd. and Expert Network (Shenzhen) Company Limited	Incorporated by reference as Exhibit 10.2 to Form 8-K filed on December 20, 2006

10.61	Agreement dated December 19, 2006 between Yongtai County Information Technology Management Service Centre and Expert Network (Shenzhen) Company Limited	Incorporated by reference as Exhibit 10.4 to Form 8-K filed on December 20, 2006

10.62	Consulting Agreement dated December 19, 2006 between Yongtai Jia Zhen Information Consultants Company Limited and Expert Network (Shenzhen) Company Limited	Incorporated by reference as Exhibit 10.5 to Form 8-K filed on December 20, 2006

10.63	Agreement dated April, 27, 2007 between Xi’an Information Construction Management Centre and Expert Network (Shenzhen) Company Limited	Incorporated by reference as Exhibit 10.55 to Form 8-K filed on May 3, 2007

10.64	Consulting Agreement dated April 26, 2007 between Fujian Internet Consultants Limited and Expert Network (Shenzhen) Company Limited	Incorporated by reference as Exhibit 10.56 to Form 8-K filed on May 3, 2007

10.65	Agreement dated May, 9 2007 between Baise City Information Administration Centre and Expert Network (Shenzhen) Company Limited	Incorporated by reference as Exhibit 10.57 to Form 8-K filed on May 15, 2007

14.01	Code of Ethics	*
23.1	Consent of BDO McCabe Lo Limited	Provided herewith
23.2	Consent of PKF	Provided herewith
23.3	Consent of Fennemore Craig, P.C.	Included in Exhibit 5.1

*

Previously filed with the registration statement on Form SB-2 filed on December 29, 2005 (Registration No. 333-131242)

**

Filed as an exhibit to Amendment No. 1 to Form SB-2 filed on May 3, 2006 (Registration No. 333-131242)

***

Filed as an exhibit to Amended No. 3 to Form S-1 filed on January 8, 2007 (Registration No. 333-130750)

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any Prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the “1933 Act”);

(ii)

Reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)

Include any additional or changed material information on the plan of distribution;

(2)

That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wanchai, Hong Kong on May 31, 2007.

CHINA EXPERT TECHNOLOGY, INC.
(Registrant)

Date: May 31, 2007	By:	/s/ Zhu Xiao Xin
	Name:	Zhu Xiao Xin
	Title:	Chief Executive Officer

Date: May 31, 2007	By:	/s/ Simon Fu
	Name:	Fu Wan Chung, Simon
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	May 31, 2007	By:	/s/ Zhu Xiao Xin
		Name:	Zhu Xiao Xin
		Title:	Chief Executive Officer, President and Director

Date:	May 31, 2007	By:	/s/ Huang Tao
		Name:	Huang Tao
		Title:	Chairman and Director

Date:	May 31, 2007	By:	/s/ Simon Fu
		Name:	Fu Wan Chung, Simon
		Title:	Chief Financial Officer, Principal Accounting Officer and Director